SECOND LOAN MODIFICATION AGREEMENT

THIS SECOND LOAN MODIFICATION AGREEMENT (“Agreement”) is made as of March 16, 2010, by and between (i) GAMETECH INTERNATIONAL, INC., a Delaware corporation ("Borrower"), (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent ("Agent"), and (iii) U.S. BANK NATIONAL ASSOCIATION, a national banking association, and BANK OF THE WEST, a national banking association, each as a Lender, and any bank that becomes a party hereto in the future (collectively, the "Lenders").

Factual Background

A.           Under a Loan Agreement dated as of August 22, 2008 (the “Loan Agreement”), Lenders agreed to make a line of credit loan and term loan (the “Loan”) to Borrower.  Capitalized terms used herein without definition have the meanings given to them in the Loan Agreement.

B.           The Loan is evidenced by the L/C Note and the Term Note (the “Notes”).

C.           The obligations of Borrower under the Notes and the Loan Agreement are secured by the Security Agreement, the IP Security Agreement and the Deed of Trust.

D.            GameTech Mexico S. de. R.L. de C.V, GameTech Canada Corporation and GameTech Arizona Corporation (the “Guarantors”), guaranteed Borrower’s obligations to the Lenders, in accordance with the Guaranty.

E.           On or around January 27, 2009, Lenders, Borrower and Guarantors executed a Loan Modification Agreement (the “First Modification”), modifying the Loan Documents (as such term is defined herein).

F.           As used here, the term “Loan Documents” means the documents described in the Loan Agreement, which evidence and secure the Loan, including, but not limited to, the Notes, the Deed of Trust, the Loan Agreement, the Assignments, the Control Agreement, the IP Security Agreement, the Security Agreement, the Environmental Indemnity, the Guaranty, any Swap Contracts and including any amendments thereof and supplements thereto executed by Borrower, Guarantor and/or and Agent, including any other documents which evidence, guaranty, secure or modify the Loan, as any or all of them may have been amended to date including, without limitation, as modified by the First Modification.  This Agreement is a Loan Document.

F.           Borrower, Agent and the Lenders desire to modify the Loan and the Loan Documents as set forth herein.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.           Recitals.  The recitals set forth above in the Factual Background are true, accurate and correct.

2.           Reaffirmation of Loan.  Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Notes or any other Loan Documents.

3.           Covenant Waivers.  Lenders waive compliance with the financial covenants contained in the Loan Agreement in Section 5.12 (a), Cash Flow Leverage Ratio, Section 5.12(b), Fixed Charge Coverage Ratio, and Section 5.12 (c), Working Capital Requirements, for the fiscal quarter ending January 31, 2010.  Such waiver shall not constitute a waiver by Lenders of any other term or condition of the Loan Documents or an obligation by Lenders to waive any term or condition of the Loan Documents in the future.

4.           Modification of Loan Documents.  The Loan Agreement is hereby amended as follows:

(a)           Section 1.1(a) is amended by reducing the Line of Credit Commitment from Two Million Dollars ($2,000,000) to Seven Hundred Fifty Thousand Dollars ($750,000).

(b)           Section 1.4 is deleted and Lenders shall have no obligations to issue any letters of credit after the date of this Agreement.

(c)           Section 5.12 (a) is amended and restated in its entirety as follows:

(a)           Cash Flow Leverage Ratio.  Except as hereinafter provided, Borrower shall maintain a Cash Flow Leverage Ratio as of the end of each fiscal quarter for the four (4) fiscal quarters then ended of no more than 3.25:1.00.    Notwithstanding the foregoing, Borrower shall maintain a Cash Flow Leverage Ratio as of the fiscal quarter ending May 2, 2010 of no more than 3:75:1.00, and as of the fiscal quarters ending August 1, 2010, for the two fiscal quarters then ended and October 31, 2010, for the three fiscal quarters then ended, of no more than 3:25:1.00.  "Cash Flow Leverage Ratio" means the ratio of Funded Debt to EBITDA.  “Funded Debt” means indebtedness for borrowed money, for capitalized leases and for other liabilities evidenced by promissory notes or other instruments but excluding letters of credit which have not been drawn. For purposes of this Section 5.12 (a) “EBITDA” means net income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense, plus the value of non cash compensation paid to employees in the form of Borrower’s stock or stock options.   Except as hereinafter provided, this ratio shall be calculated at the end of each fiscal quarter, using the results of the twelve-month period ending with that fiscal quarter. For purposes of calculating this ratio for the fiscal quarter ending May 2, 2010, EBITDA shall be the EBITDA for such quarter plus the actual expenses in connection with the severance paid or accrued to Borrower’s former chief executive officer and costs incurred in connection with  employment of a new chief executive officer (but without duplication for any non cash compensation paid to employees in the form of Borrower’s stock or stock options), but not to exceed $500,000 (such sums, collectively, the “CEO Expense”), multiplied by four (4) and reduced by the CEO Expense. For purposes of calculating this ratio for the fiscal quarter ending August 1, 2010, EBITDA shall be the sum of EBITDA for the fiscal quarters ending May 2, 2010 and August 1, 2010 plus the CEO Expense, multiplied by two (2) and reduced by the CEO Expense.  For purposes of calculating this ratio for the fiscal quarter ending October 31, 2010, EBITDA shall be the sum of EBITDA for the fiscal quarters ending May 2, 2010, August 1, 2010 and October 31, 2010 plus the CEO Expense, divided by three (3), multiplied by four (4) and reduced by the CEO Expense. For purposes of calculating this ratio for the fiscal quarter ending January 30, 2011, EBITDA shall be the sum of EBITDA for the four quarters then ended plus the CEO Expense.

(d)           Section 5.12 (b) is amended and restated in its entirety as follows:

(b)           Fixed Charge Coverage Ratio.  Borrower shall maintain a Fixed Charge Coverage Ratio as of the end of the first fiscal quarter of 2009 for the four (4) fiscal quarters then ended of at least 1.10 to 1.00. Thereafter, except as herein provided, Borrower shall maintain  a Fixed Charge Coverage Ratio as of the end of each fiscal quarter for the four (4) fiscal quarters then ended of at least 1.25 to 1.00. Notwithstanding the foregoing, Borrower shall maintain a Fixed Charge Coverage Ratio as of the fiscal quarter ending May 2, 2010 of at least .95:1.00, as of the fiscal quarter ending August 1, 2010  for the two fiscal quarters then ended of at least 1.25:1.00 and as of the fiscal quarter ending October 31, 2010 for the three fiscal quarters then ended of at least 1:25:1.00.  “Fixed Charge Coverage Ratio” shall mean (a) EBITDA plus rental or lease expense, minus cash taxes paid (as hereinafter defined), cash dividends and share repurchases and Maintenance Capital Expenditures divided by (b) the sum of all mandatory principal payments on interest bearing debt (excluding, however, any Cash Flow Payments required upon occurrence of a Collateral Shortfall pursuant to Section 5.14 of the Loan Agreement), interest and rental or lease expense for the relevant period. For purposes of this Section 5.12 (b) “EBITDA” means net income, plus interest expense, plus income tax expense, plus depreciation expense, plus amortization expense, plus the value of non cash compensation paid to employees in the form of Borrower’s stock or stock options, plus, in the case of the fiscal quarter ending May 2, 2010, the CEO Expense.  “Maintenance Capital Expenditures” shall mean an amount equal to 3% of Net Revenue.  "Net Revenue" shall mean total net revenues of Borrower.  This ratio shall be calculated at the end of each fiscal quarter, using the results of the twelve-month period ending with that fiscal quarter’ provided, however the calculation for the fiscal quarter ending May 2, 2010 shall be based upon such quarter end results, for the fiscal quarter ending August 1, 2010 shall be based upon the two fiscal quarters then ended and for the fiscal quarter ending October 31, 2010 shall be based upon the three fiscal quarters then ended. As used in the definition of Fixed Charge Coverage Ratio, “cash taxes paid” means the amount of actual taxes paid, offset, but not below $0, by the amount of  any refund subsequently received by Borrower.

(e)           Section 5.12 (c) is amended and restated in its entirety as follows:

(c)           Working Capital Requirements.  Borrower shall maintain current assets in excess of current liabilities of at least Two Million Five Hundred Thousand Dollars ($2,500,000) for the fiscal quarter ending May 2, 2010, at least Four Million Dollars ($4,000,000) for the fiscal quarter ending August 1, 2010, and at least Six Million Dollars ($6,000,000) for the fiscal quarter ending October 31, 2010.  Thereafter, Borrower shall maintain at all times current assets in excess of current liabilities of at least Seven Million Five Hundred Thousand  Dollars ($7,500,000).

(f)           Section 5.12 (d) is amended by adding the following as the last sentence thereof:  Sums in the Control Account may be not pledged by Borrower except for the pledge of the Control Account as collateral for the Loans and as collateral for a line of credit or letters of credit, from, or issued by, Bank of the West, in either case not to exceed $1,815,000 in the aggregate.

5.           Conditions Precedent.  Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Agent and Lenders in the exercise of Agents’ and Lenders’ reasonable judgment:

(a)           Agent and Lenders shall have received fully executed originals of this Agreement, the attached consent signed by the Guarantors, and any other documents which Agent or Lenders may reasonably require or request in accordance with this Agreement or the other Loan Documents.

(b)           Agent and Lenders shall have received reimbursement, in immediately available funds, of all reasonable costs and expenses incurred by Agent and Lenders in connection with this Agreement, including charges for legal fees and expenses of Agent’s and Lenders’ counsel. Such costs and expenses may include the actual costs for services for Agent’s and Lenders’ in-house legal staff.

(c)           Lenders shall have received a loan fee in the amount of Five Thousand Dollars ($5,000) to reflect the fee for the covenant waivers and other modifications set forth herein

6.           Borrower’s Representation and Warranties.  Borrower represents and warrants to Bank as follows:

(a)           Loan Documents.  All representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct.

(b)           No Default.  No Event of Default has occurred and is continuing under the Loan or any of the Loan Documents, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

(c)           Borrowing Entity.  Borrower is a Delaware corporation, which is duly organized and validly existing under the laws of the State of Delaware.  There have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the inception of the Loan.

7.           Incorporation.  This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.

8.           No Prejudice; Reservation of Rights.  This Agreement shall not prejudice any rights or remedies of Agent and Lenders under the Loan Documents.  Agent and Lenders reserve, without limitation, all rights which they have against any indemnitor, guarantor, or endorser of the Notes.

9.           No Impairment.  Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect.

10.           Purpose and Effect of Agent’s and Lenders’ Approval.  Agent’s and Lenders’ approval of any matter in connection with the Loan shall be for the sole purpose of protecting Agent’s and Lenders’ security and rights.  No such approval shall result in a waiver of any default of Borrower.  In no event shall Agent’s and Lenders’ approval be a representation of any kind with regard to the matter being approved.

11.           Integration.  The Loan Documents, including this Agreement and the other documents required to be delivered to Agent and Lenders in connection with this Agreement: (a) constitute integrated Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as a complete and exclusive statement of the terms agreed to by the parties.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

12.           Miscellaneous.  This Agreement and any attached consent or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document.  If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.  This Agreement shall be governed by the laws of the State of Nevada, without regard to the choice of law rules of that State.  As used here, the word “include(s)” means “include(s), without limitation”, and the word “including” means “including, but not limited to.”

IN WITNESS WHEREOF, intending to be legally bound, the parties have executed and delivered this Agreement, under seal, as of the date first written above.

Borrower:

GAMETECH INTERNATIONAL, INC.

By:           /s/ Marcia Martin
Name:                Marcia Martin
Title:           CFO & Treasurer

Agent:

U.S. BANK NATIONAL ASSOCIATION,
as Agent

By:           /s/ Shauna Major
Name:           Shauna Major
Title:           Assistant Vice President

Lenders:

U.S. BANK NATIONAL ASSOCIATION                                                                                                BANK OF THE WEST

By:           /s/ Shauna Major                                                                By:           /s/ Andrew Backstrom
Name:               Shauna Major                                Name:                Andrew Backstrom
Title: Assistant Vice President                                                                           Title:                 Vice President

GUARANTORS’ CONSENT

The undersigned Guarantors hereby consent to the terms, conditions and provisions of the foregoing Agreement and the transactions contemplated by it.  Without limiting the foregoing, the Guaranty is hereby amended to provide that the Guaranteed Obligations, as defined in the Guaranty, include the Notes and the Loan Agreement, as amended by the First Modification and this Agreement.  Guarantors hereby reaffirm the full force and effectiveness of the Guaranty in connection with the Loan, as modified, as well as their acknowledgment that their obligations under the Guaranty are separate and distinct from those of Borrower on the Loan.

Dated as of March 16, 2010.

GUARANTORS:

GameTech Mexico S. de. R.L. de C.V
By:           /s/ Marcia Martin
Name:                Marcia Martin
Title:           CFO & Treasurer

GameTech Canada Corporation
By:           /s/ Marcia Martin
Name:                Marcia Martin
Title:           CFO & Treasurer

GameTech Arizona Corporation
By:           /s/ Marcia Martin
Name:                Marcia Martin
Title:           CFO & Treasurer